Exhibit 10.2

Dated as of November 26, 2013

SUTHERLAND ASSET MANAGEMENT CORPORATION

and

FBR CAPITAL MARKETS & CO.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 26, 2013, among (i) Sutherland Asset Management Corporation, a Maryland corporation (together with any successor entity thereto, the “Company”), (ii) FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBR”), for the benefit of FBR, the purchasers of the Company’s common stock, $0.01 par value per share (“Common Stock”), as participants (the “Participants”) in the private placement by the Company of shares of its Common Stock contemplated by the Purchase/Placement Agreement (as defined below), and the direct and indirect transferees of FBR and each of the Participants, (iii) Waterfall Asset Management, LLC, a Delaware limited liability company, as the external manager of the Company (the “Manager”), and (iv) the Management Holders (as defined below).

This Agreement is made pursuant to the Purchase/Placement Agreement, dated as of November 20, 2013 (the “Purchase/Placement Agreement”), between the Company and FBR in connection with the purchase and sale and/or placement of an aggregate of 13,333,334 shares of Common Stock (plus an additional 2,000,000 shares of Common Stock to cover additional allotments, if any).  In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees.  The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.                                      Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accredited Investor Shares”:  Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

“Affiliate”:  As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such specified Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such specified Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such specified Person, (iv) any general partner, manager, trustee, director, or executive officer of such specified Person, and (v) any legal entity for which such specified Person acts as a general partner, manager, trustee, director, or executive officer.  An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law share the same household with such Person or has the described relationship with such Person.

“Agreement”: As defined in the preamble hereof.

“Board of Directors”: As defined in Section 3(c) hereof.

“Business Day”:  With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

“Closing Date”:  November 26, 2013, or such other date as FBR and the Company may agree.

“Commission”: The U.S. Securities and Exchange Commission.

“Common Stock”:  As defined in the preamble hereof.

“Company”:  As defined in the preamble hereof.

“Controlling Person”: As defined in Section 7(a) hereof.

“Covered Period”:  As defined in Section 3(b) hereof.

“End of Suspension Notice”: As defined in Section 6(b) hereof.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“FBR”:  As defined in the preamble hereof.

“FINRA”:  The Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers, Inc.

“Floor Price”: As defined in Section 3(b) hereof.

“Formation Transactions”: Collectively, the REIT formation transactions that occurred on or immediately prior to the Closing Date, including (i) the formation of the Company, (ii) the withdrawal of the existing general partner of Sutherland Partners, L.P., (iii) the amendment of the partnership agreement of Sutherland Partners, L.P. to give effect to and reflect the REIT formation transactions, (iv) the distribution of OP Units to the indirect investors in Victoria Master Fund, Ltd. and Sutherland Partners, L.P., respectively, and (v) the receipt by the Company’s existing investors of shares of Common Stock or OP Units.

“Holder”:  Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates to the extent FBR or any such Affiliate holds any Registrable Shares.

“Indemnified Party”: As defined in Section 7(c) hereof.

“Indemnifying Party”: As defined in Section 7(c) hereof.

“IPO Registration Statement”: As defined in Section 2(b) hereof.

“Issuer Free Writing Prospectus”: As defined in Section 2(c) hereof.

“JOBS Act”:  The Jumpstart Our Business Startups Act, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Liabilities”: As defined in Section 7(a) hereof.

“Management Agreement”: The Management Agreement, dated as of November 26, 2013, between the Manager and the Company.

“Management Holders”: Each record owner of any Management Shares from time to time, which as of the date hereof is Thomas E. Capasse, Jack J. Ross and Frederick C. Herbst.

“Management Shares”:  All shares of Common Stock that are issued and outstanding and held by the Management Holders as of the date hereof (provided, however, that Management Shares shall not include shares held by a Participant), including upon the direct or indirect transfer thereof by the original holder, the equity holder of a Management Holder (or the issuance of any securities or ownership interest in a Management Holder) or any subsequent holder thereof, and any shares or other securities issued in respect of such Management Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Management Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock.

“Manager”:  As defined in the preamble hereof.

“No Objections Letter”: As defined in Section 5(t) hereof.

“Nominee”: As defined in Section 3(d) hereof.

“OP Units”: Units of limited partnership interests in Sutherland Partners, L.P.

“Participants”: As defined in the preamble hereof.

“Person”:  An individual, partnership, limited liability company, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Proceeding”: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

“Prospectus”: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchase/Placement Agreement”:  As defined in the preamble hereof.

“Purchaser Indemnitee”: As defined in Section 7(a) hereof.

“Registrable Share”:  The Rule 144A Shares, the Accredited Investor Shares, the Regulation S Shares, any shares of Common Stock issued in connection with the Formation Transactions, and any shares of Common Stock issued upon the conversion of OP Units that were issued in connection with the Formation Transactions, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until the earliest to occur of (i) the date on which such shares have been sold pursuant to an effective Registration Statement filed under the Securities Act, (ii) in the event the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the date on which such shares have been transferred pursuant to Rule 144 (or any similar provision then in effect), and (iii) the date on which it is sold to the Company or ceases to be outstanding.

“Registration Default”: As defined in Section 2(f) hereof.

“Registration Expenses”:  Any and all fees and expenses incident to the Company’s and FBR’s performance of or compliance with this Agreement, including, without limitation:  (i) all Commission, securities exchange, FINRA or other registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares, the preparation of a blue sky memorandum, and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 5(n) hereof; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of Sidley Austin LLP, or one such other nationally-recognized securities law counsel, reasonably acceptable to the Company and FBR, if Sidley Austin LLP is unable or unwilling to serve in such capacity, for the Holders (such counsel representing the Holders, “Selling Holders’ Counsel”); provided, however, that Holders holding a majority of the Registrable Shares (or, in the case of an Underwritten Offering in which Holders elect to sell Registrable Shares, Holders holding a majority of the Registrable Shares held by the Holders who have elected to sell Registrable Shares in such Underwritten Offering) may object to the appointment of Sidley Austin LLP, or such other nationally-recognized securities law counsel as Selling Holders’ Counsel, and appoint a new Selling

Holders’ Counsel; provided further, however, that if Holders electing to sell Registrable Shares in an Underwritten Offering object to the appointment of Sidley Austin LLP, or such other nationally-recognized securities law counsel as Selling Holders’ Counsel, and appoint a new Selling Holders’ Counsel, such objection and appointment shall only be applicable to such Underwritten Offering; and (viii) any fees and disbursements customarily paid in connection with offerings, sales and issuances of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, transfer taxes and transfer fees, if any, relating to the sale or disposition of Registrable Shares by the Holders.

“Registration Statement”: Any registration statement of the Company filed or confidentially submitted with the Commission under the Securities Act that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Regulation S”:  Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

“Regulation S Shares”:  Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

“Rule 144”:  Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 144A”:  Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 144A Shares”: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

“Rule 158”:  Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 159”:  Rule 159 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 405”:  Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 415”:  Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 424”:  Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 429”:  Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 433”:  Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act”:  The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Holders’ Counsel”:  As defined in clause (vii) of the definition of Registration Expenses.

“Shares”:  The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

“Shelf Registration Statement”: As defined in Section 2(a) hereof.

“Special Election Meeting”: As defined in Section 3(a) hereof.

“Suspension Event”: As defined in Section 6(b) hereof.

“Suspension Notice”: As defined in Section 6(b) hereof.

“Trigger Date”: As defined in Section 3(a) hereof.

“Underwritten Offering”:  A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.                                      Registration Rights.

(a)                                 Mandatory Shelf Registration.  As set forth in Section 5 hereof, the Company agrees to file with the Commission as soon as reasonably practicable following the Closing Date (but in no event later than May 19, 2014), a shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”).  The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable, but in no event later than the date that is one hundred eighty (180) days immediately following the initial filing thereof.  Any Shelf Registration Statement shall provide for the resale from time to time of any and all Registrable Shares by the Holders pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet).

(b)                                 IPO Registration.

(i)                                     IPO Registration Statement.  If the Company proposes to file a registration statement on Form S-11 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (the “IPO Registration Statement”), the Company shall notify each Holder in writing of the filing thereof before (but no earlier than ten (10) Business Days before), and within five (5) Business Days after, the initial filing thereof and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder.  Each Holder desiring to include in the IPO Registration Statement all or any part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement.  Any election by any Holder to include any Registrable Shares in the IPO Registration Statement shall not affect the inclusion of such Registrable Shares in a Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(ii)                                  Right to Terminate IPO Registration.  The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(b) prior to the effectiveness of the IPO Registration Statement whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, that the Company must provide each Holder that elected to include any Registrable Shares in the IPO Registration Statement prompt written notice of such termination or withdrawal.  Furthermore, in the event the IPO Registration Statement is not declared effective within one hundred twenty (120) days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement.  Each Holder receiving such notice shall have the same election rights given such Holder as described in Section 2(b)(i) above.

(iii)                               Selection of Underwriter.  Subject to the terms and conditions set forth in that certain Engagement Letter, dated June 28, 2013, as amended by the First Amendment to Engagement Letter, dated as of October 2013, each by and among FBR, the Manager and the Company, and any rights of FBR set forth therein, the Company shall select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Shares are included in the IPO Registration Statement.

(iv)                              Shelf Registration not Impacted by IPO Registration Statement.  The Company’s obligation to file a Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement.  In addition, the Company’s obligation to file and use its commercially reasonable efforts to cause to become and keep effective a Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement; provided, however, that if the Company files the IPO Registration Statement before the filing or effective date of a Shelf Registration Statement and the Company is using commercially reasonable efforts to pursue the completion of such initial public offering, the Company shall have the right to defer such Shelf Registration Statement being declared effective by the Commission until up to sixty (60) days after the closing date of its initial public offering pursuant to the IPO Registration Statement; provided, further, that if such initial public offering is not completed within one (1) year following the Closing Date, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable thereafter, but in no event later than sixty (60) days following the one (1) year anniversary of the Closing Date.  Notwithstanding any other provision in this Agreement to the contrary, if the Company files the IPO Registration Statement before the effective date of a Shelf Registration Statement and the deadline for causing such Shelf Registration Statement to be effective is after the sixty (60) day period immediately following the closing date of the Company’s initial public offering pursuant to the IPO Registration Statement, the Company shall cause such Shelf Registration Statement to be declared effective no later than sixty (60) days after the closing date of the Company’s initial public offering pursuant to the IPO Registration Statement.  Notwithstanding any other provision in this Agreement to the contrary, nothing in this Section 2(b)(iv) shall affect the Company’s obligation to hold a Special Election Meeting as provided in Section 3 hereof.

(c)                                  Issuer Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable

Shares that are registered under a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, it shall not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Underwriting.  The Company shall advise all Holders of the managing underwriter(s) for the Underwritten Offering proposed under the IPO Registration Statement.  The right of any such Holder to include Registrable Shares in the IPO Registration Statement pursuant to Section 2(b) hereof shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in such Underwritten Offering to the extent provided herein.  All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such Underwritten Offering and complete, execute and deliver, or cause to be delivered, any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such Underwritten Offering, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation, warranty or agreement required by law or reasonably requested by the underwriters.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of Shares to be included in the IPO Registration Statement and the related Underwritten Offering, then the managing underwriter(s) may exclude Shares (including Registrable Shares) from the IPO Registration Statement and the related Underwritten Offering, and any Shares included in the IPO Registration Statement and the related Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in the IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees and consultants of the Company and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the IPO Registration Statement and the related Underwritten Offering; provided, further, however, that Holders of Registrable Shares shall be permitted to include Registrable Shares comprising at least 25% of the total securities included in the IPO Registration Statement and the related Underwritten Offering.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement) by the representative(s) of the underwriters, if an Underwritten Offering, or by the Company in any other offering.

If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered by the later of (i) two (2) Business Days after the IPO price range is communicated by the Company to such Holder and (ii) ten (10) Business Days prior to the effective date of the IPO Registration Statement.  Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the registration thereof pursuant to the IPO Registration Statement.

(e)                                  Expenses.  The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement; provided, however, that each Holder participating in a registration of Registrable Shares pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with such registration of Registrable Shares pursuant to this Agreement.

(f)                                   Penalty Provision.  If the Company does not file a Registration Statement registering the resale of the Registrable Shares by May 19, 2014, other than as a result of the Commission being unable to accept such filings (a “Registration Default”), then the Manager shall forfeit fifty percent (50%) of the base management fee that would otherwise be payable to it pursuant to the Management Agreement for such period a Registration Default continues after May 19, 2014 until a Shelf Registration Statement is filed.  The Company acknowledges and agrees that that no fees, compensation, bonuses, or other amounts shall be payable in lieu of, or to make the Manager whole for, any such forfeited amount of the base management fee.

(g)                                  JOBS ACT Submissions.  For purposes of this Agreement, if the Company elects to confidentially submit a draft of a Shelf Registration Statement with the Commission pursuant to the JOBS Act, the date on which the Company makes such confidential submission will be deemed the initial filing date of such Shelf Registration Statement.

3.                                      Special Election Meeting.

(a)                                 Trigger for Special Election Meeting.  Subject to Section 3(b) hereof, if a Registration Statement registering the resale of the Registrable Shares has not been declared effective by the Commission, and the Registrable Shares have not been listed for trading on a national securities exchange, on or before (i) the date that is one hundred eighty (180) days immediately following the initial filing of such Registration Statement, or (ii) if the Company completes its initial public offering pursuant to the IPO Registration Statement prior to the 180th day immediately following the initial filing of the Registration Statement registering the resale of the Registrable Shares, the date that is sixty (60) days after the completion of such initial public offering (each, the “Trigger Date”), a special meeting of the stockholders of the Company (the “Special Election Meeting”) shall be called in accordance with the Bylaws of the Company.  The Special Election Meeting shall occur as soon as possible following the Trigger Date but in no event more than forty-five (45) days following the Trigger Date.

(b)                                 Dilution Protection.  Prior to the two-year anniversary of the Closing Date (the “Covered Period”), the Company will not, without obtaining the approval of holders representing at least 66.% of the shares of Common Stock voting on the matter at a meeting of its stockholders, sell shares of Common Stock at a gross offering price per share less than the lesser of (i) the book value per share of Common Stock set forth in its most recent quarterly financial statements, or if available and advisable in its sole discretion, monthly financial statements, prior to such issuance and (ii) the price at which the shares of Common Stock are sold in the private placement of the Common Stock pursuant to the Purchase/Placement Agreement (the “Floor Price”).  The foregoing shall not apply: (1) following the termination or expiration of the Management Agreement,  (2) to Common Stock issued upon conversion or exchange of convertible or exchangeable securities, provided that the exercise price is not less than the Floor Price in effect immediately prior to the issuance of such convertible or exchangeable securities, (3) to securities issued pursuant to or upon exchange or exercise of securities issued pursuant to the Company’s 2013 equity incentive plan, or (4) to securities issued pursuant to or upon exchange or exercise of securities issued pursuant to any future equity incentive plan of the Company.  If prior to the Trigger Date, the Company holds a meeting of its stockholders in which it seeks their approval to provide it with the flexibility to conduct its initial public offering at a price per share below the Floor Price and the Company is unable to obtain the approval of holders representing at least 66.% of the shares of Common Stock voting on the matter at that meeting, then the Trigger Date and the Company’s obligation to hold a Special Election Meeting will be extended to 60 days after the expiration of the Covered Period.

(c)                                  Purposes of Meeting.  The Special Election Meeting shall be called solely for the purposes of: (i) considering and voting upon proposals to remove each then-serving director on the Board of Directors of the Company (the “Board of Directors”); and (ii) electing such number of directors as there are then vacancies on the Board of Directors, including any vacancies created by the removal of any directors pursuant to this Section 3(c).  The removal of any director pursuant to clause (i) of this Section 3(c) shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting of the result of the vote on the proposal to remove such director.

(d)                                 Nominations.  Nominations of individuals for election to the Board of Directors at the Special Election Meeting may only be made (i) by or at the direction of the Board of Directors, or (ii) upon receipt by the Company of a written notice of Holders entitled to cast, or direct the casting of, not less than 20% of all the votes entitled to be cast at the Special Election Meeting and containing the information specified by Section 3(e) hereof.  Each individual whose nomination is made in accordance with this Section 3(d) is hereinafter referred to as a “Nominee.” Nominees may include directors whose removal from the Board of Directors is being sought pursuant to Section 3(c) hereof.

(e)                                  Procedure for Stockholder Nominations.  For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(d) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the 10th day following the Trigger Date.  Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify:

(i)                                     as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision) to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and

(ii)                                  as to the Holders giving the notice, the class, series and number of all shares of capital stock of the Company that are owned by such Holder, beneficially or of record.

(f)                                   Notice.  Not less than fifteen (15) nor more than twenty-five (25) days before the Special Election Meeting, the Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, the Special Election

Meeting, at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called, and (iii) the name of each Nominee.

(g)                                  Vote of Management Shares.  The Management Holders shall vote all of the Management Shares in the removal or election of directors at the Special Election Meeting in the same proportion as the votes cast by the Holders of Registrable Shares who are voting at the Special Election Meeting.  So long as any director who was elected to the Board of Directors at the Special Election Meeting continues to serve in such capacity as a director of the Company, the Management Holders shall not vote any of the Management Shares in favor of the removal of any such director, the expansion of the size of the Board of the Directors to create new vacancies, or any other proposal, the effect of which is to undermine the intent and purpose of this Section 3, unless otherwise expressly consented to or requested by FBR.  The Management Holders shall not grant a proxy to vote any of the Management Shares to any other party (other than a designee of FBR) to vote on such matters.

(h)                                 No Conflicts.  The Company represents and warrants that the Articles of Incorporation and Bylaws of the Company reflect, and the Articles of Incorporation, Bylaws and applicable law (including the Maryland General Corporation Law) do not conflict with, the rights of Holders and the procedures for a Special Election Meeting set forth in this Section 3, and, so long as any Holder owns any Registrable Shares, agrees not to amend or modify the Articles of Incorporation or Bylaws of the Company or take (or allow to be taken) any action that could cause the Articles of Incorporation or Bylaws of the Company to be inconsistent or conflict with any rights of Holders and/or the procedures for a Special Election Meeting set forth in this Section 3.

4.                                      Rules 144 and 144A Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Shares to the public without registration, the Company agrees to:

(a)                                 make and keep current public information available (as those terms are understood and defined in Rule 144 under the Securities Act) at all times after the effective date of the first registration statement filed by the Company under the Securities Act for an offering of its securities to the general public;

(b)                                 file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and/or the Exchange Act (after it has become subject to such reporting requirements);

(c)                                  so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and/or the Exchange

Act, make available other information as required by, and so long as necessary to permit resales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i)                                     the Company’s annual consolidated financial statements (including balance sheets, statements of profit and loss, statements of stockholders’ equity, and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company;

(ii)                                  the Company’s unaudited quarterly consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity, and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual consolidated financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company; and

(iii)                               any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

(d)                                 hold, a reasonable time after the availability of such financial statements (and in any event within sixty (60) days after the applicable fiscal quarter end and ninety (90) days after the applicable fiscal year end) and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call shall also include an opportunity for the Holders to ask questions of Company management with regard to such financial statements, and cooperate with, and make Company management reasonably available to, FBR personnel in connection with making Company information available to the Holders; and

(e)                                  so long as a Holder owns any Registrable Shares, furnish to such Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of (A) Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), (B) the Securities Act, and (C) the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report and financial statements of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission which allows a Holder to resell any Registrable Shares without registration.

5.                                      Registration Procedures.

In connection with the obligations of the Company with respect to any registration of Registrable Shares pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of such Registrable Shares under the Securities Act to permit the resale of such Registrable Shares by Holders in accordance with such Holders’ intended method or methods of distribution, and the Company shall:

(a)                                 (i)                                     notify FBR and Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of such Registration Statement to FBR, its counsel and Selling Holders’ Counsel for review and comment;

(ii)                                  prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (A) comply as to form in all material respects with the requirements of the Securities Act and the applicable registration statement form and include all financial statements required by the Commission to be filed therewith, and (B) be acceptable to FBR, its counsel and Selling Holders’ Counsel;

(iii)                               notify FBR and Selling Holders’ Counsel, in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Registration Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to FBR, its counsel and Selling Holders’ Counsel for review and comment;

(iv)                              promptly following receipt from the Commission, provide to FBR, its counsel and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement, including the Company’s responses thereto, for review and comment; and

(v)                                 use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, until the earlier of (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) such time as all Registrable Shares have been sold pursuant to Rule 144 (or any successor or analogous rule), (C)      such time as there are no Registrable Shares outstanding, and (D) the first anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 6(c) hereof); provided that, with respect to this subsection (D), the Registrable Shares (1) have been transferred to an unrestricted CUSIP, (2) are, as of the effective date of such Registration Statement, listed or included on the New York Stock Exchange or the NASDAQ Global Market, pursuant to Section 5(n) hereof, or on an alternative trading system, (3) are qualified under the applicable state securities or “blue sky” laws of all fifty (50) states, and (4) can be sold under Rule 144 without limitation as to manner of sale or volume; provided, however, that if the Company has an effective IPO Registration Statement, the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 6(c) hereof) provided, further, that if the Company has an effective Shelf Registration Statement on Form S-11 (or other registration statement form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, terminate the offering under the previous Shelf Registration Statement, or transfer the filing fees from the previous Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable), unless any Holder with Registrable Shares registered under the previous Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new short-form Shelf Registration Statement and termination of the offering under the previous Shelf Registration Statement would interfere with such Holder’s distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the new short-form Shelf Registration Statement and termination of the offering under the then-effective previous Shelf Registration Statement for a period of not less than thirty (30) days from the date that the Company receives such notice from such Holder requesting such delay;

(b)                                 subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained in such Registration Statement to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the offering and sale of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution of the Registrable Shares by the selling Holders;

(c)                                  furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder may reasonably request, in order to facilitate the public offering and sale or other disposition of the Registrable Shares;

and the Company consents, subject to Section 6 hereof, to the use of such Prospectus, including each preliminary Prospectus, by the Holders in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)                                 use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification of, all Registrable Shares under all applicable state securities or “blue sky” laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, by the time such Registration Statement is declared effective by the Commission, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) hereof, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)                                  use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f)                                   notify FBR and each Holder promptly and, if requested by FBR or any Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Registration Statement or related Prospectus, or additional information, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until requisite changes have been made), and with respect to clause (iv) of this Section 5(f), at the request of any such Holder, promptly furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)                                  use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement, or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h)                                 upon request, promptly furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)                                     except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference, or file any other required document, so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)                                    if requested by the representative(s) of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative(s) of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)                                 in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters and each Holder of Registrable Shares covered by such Registration Statement a signed counterpart, addressed to the underwriters and such Holders, of:  (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters and such Holders; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters and such Holders may reasonably request;

(l)                                     enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the offering and sale of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders of the Registrable Shares covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m)                             make available for inspection by representatives of the Holders and the representative(s) of any underwriters participating in any offering and sale of Registrable Shares pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective directors, officers and employees of the Company to supply all information reasonably requested by any such representatives, the representative(s) of the underwriters, counsel thereto or accountants in connection with such Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative(s) of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative(s) of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Holders and any underwriters shall use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(n)                                 use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or the NASDAQ Global Market;

(o)                                 prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a)

hereof, register the Registrable Shares under the Exchange Act, and maintain such registration through the effectiveness period required by Section 5(a) hereof;

(p)                                 provide a CUSIP number for all Registrable Shares, not later than the effective date of any Registration Statement;

(q)                                 (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, but in no event later than forty-five (45) days after the end of each fiscal year of the Company, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

(r)                                    provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s)                                   in connection with any sale or transfer of Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative(s) of the underwriters, if any, to (i) facilitate the timely, (A) in the case of beneficial interests in Shares held through a depositary, transfer of such equivalent Registrable Shares with an unrestricted CUSIP, or (B) in the case of certificated shares, preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends (other than as required by the Company’s Articles of Incorporation (as may be amended from time to time)), and (ii) enable such Registrable Shares to be in such denominations and registered in such names as the Holders and the representative(s) of the underwriters, if any, may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(t)                                    in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, cooperate with FBR in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to a

Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to FINRA’s review of such Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA, and the legal expenses, filing fees and other disbursements of FBR and any other FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Shares included in such Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u)                                 in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA;

(v)                                 in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to FBR and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part and, concurrent with the initial filing of a Shelf Registration Statement with the Commission pursuant to Section 2(a) hereof, pay the sum of $75,000 to FBR, by wire transfer of immediately available funds, to cover FBR’s costs and expenses associated with its due diligence review of such Shelf Registration Statement and the information contained therein; and

(w)                               upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

The Company may require the Holders to furnish (and if so, each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and use the Prospectus forming a part thereof if such Holder does not provide such information to the Company.  Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling shareholder in the related Prospectus and deliver a Prospectus to purchasers.  Each Holder further agrees to promptly furnish to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f)(iii) or Section 5(f)(iv) hereof, such Holder shall immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus.  If so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the current Prospectus covering such Registrable Shares at the time of receipt of such notice.

6.                                      Black-Out Period.

(a)                                 Subject to the provisions of this Section 6 and a good faith determination by a majority of the independent members of the Board of Directors that it is in the best interests of the Company to suspend the use of a Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or more than sixty (60) days in any rolling ninety (90) day period), if any of the following events shall occur:

(i)                                     the representative(s) of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the offer or sale of Registrable Shares pursuant to such Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering;

(ii)                                  a majority of the independent members of the Board of Directors shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after obtaining the advice of counsel, the sale of Registrable Shares pursuant to such Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and (C) (1) the Company has a bona fide business purpose for preserving the confidentiality of such transaction and/or information, (2) disclosure of such transaction and/or information would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (3) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to amend or supplement such Registration Statement on a post-effective basis; or

(iii)                               a majority of the independent members of the Board of Directors shall have determined in good faith, after obtaining the advice of counsel, that the Company is required by law, rule or regulation or that it is in the best interests of the Company to supplement such Registration Statement or file a post-effective amendment to such Registration Statement in order to incorporate information into such Registration Statement for the purpose of (A) including in such Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the Prospectus included in such Registration Statement any facts or events arising after the effective date of such Registration Statement or any misstatement or omission in the Prospectus (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (C) including in the Prospectus included in such Registration Statement any material information with respect to the plan of distribution not disclosed in such Registration Statement or any material change to such information.

Upon the occurrence of any such suspension, the Company shall use its best efforts to promptly amend or supplement such Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b)                                 In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBR and the Holders to suspend sales of the Registrable Shares, and such Suspension Notice shall (i) generally describe the Suspension Event, (ii) state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing, and (iii) state that the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of such Registration Statement as promptly as possible.  The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below).  If so directed by the Company, each Holder shall deliver to the Company (at the expense of the Company) all copies (other than permanent file copies then in such Holder’s possession) of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice.  The Holders may recommence effecting sales of the Registrable Shares pursuant to such Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)                                  Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 6, the Company agrees that it shall (i) extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice, and (ii) provide copies of the supplemented or amended Prospectus necessary to resume sales.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined under the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii), a “Controlling Person”), and (iii) the respective partners, members, directors, officers, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), clause (ii) or clause (iii) above, a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-ofpocket expenses, and other liabilities (the “Liabilities”), including, without limitation, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (or any amendment or supplement thereto), any preliminary Prospectus, or any other document used to sell the Shares, or (x) with respect to such Registration Statement, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) with respect to any such Prospectus, Issuer Free Writing Prospectus, preliminary Prospectus, or any other document used to sell the Shares, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company, or any underwriter, in writing by such Purchaser Indemnitee expressly for use therein.  The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement that involves the Company or a Purchaser Indemnitee.  The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)                                 In connection with any Registration Statement under which a Holder registers any Registrable Shares, and as a condition to such registration, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and their respective partners, members, directors, officers, employees, representatives and agents, to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus.  Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this Section 7(b) shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus.

(c)                                  If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) hereof, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding.  Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (B) a conflict may exist between such Indemnified

Party and the Indemnifying Party or such Affiliate of the Indemnifying Party, in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company.  The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (y) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)                                 If the indemnification provided for in Sections 7(a) and 7(b) is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such Sections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other hand in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof.  The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each partner, member, director, officer, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company.  Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                   The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above.  The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

8.                                      Market Stand-off Agreement.

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares, other shares of Common Stock of the Company, or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for such period equal to (i) in the case of the Company and each of its directors, officers, managers or employees, in each case to the extent such person or entity holds shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, the period beginning on the effective date of, and continuing for the one hundred eighty (180) days immediately following the effective date of, the IPO Registration Statement; (ii) in the case of all other Holders who include Registrable Shares in the IPO Registration Statement, the period beginning on the effective date of, and continuing for the one hundred eighty (180) days immediately following the effective date of, the IPO Registration Statement, and (iii) in the case of all other Holders who do not include Registrable Shares in the IPO Registration Statement, the period beginning on the effective date of, and continuing for the sixty (60) days immediately following the effective date of, the IPO Registration Statement; provided, however, that:

(a)                                 the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

(b)                                 the restrictions above shall not apply to directors and executive officers of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company who enter into “lock-up” agreements that are no less restrictive;

(c)                                  the Holders shall be allowed any concession or proportionate release allowed to any director or officer of the Company that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such director or officer by the total number of issued and outstanding shares held by such director or officer); provided that nothing in this Section 8(c) shall be construed as a right to proportionate release for the directors and executive officers of the Company upon the expiration of the sixty (60) day period described in clause (iii) of the first paragraph of this Section 8; and

(d)                                 this Section 8 shall not be applicable if a Shelf Registration Statement has been declared effective by the Commission prior to the filing of an IPO Registration Statement.

In order to enforce this Section 8, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to this Section 8) until the end of such applicable period.

9.                                      Termination of the Company’s Obligation.

The Company shall have no obligation pursuant to this Agreement with respect to any shares of Common Stock proposed to be sold by a Holder in a registration pursuant to this Agreement if all such Shares proposed to be sold by such Holder cease to be Registrable Shares.

10.                               Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning at least a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 10, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company or by an “executive officer” (as defined in Rule 405) of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in such Registration Statement only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included in such Registration Statement, or (b) to have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement.

11.                               Miscellaneous.

(a)                                 Remedies.  In the event of a breach by the Company of any of its obligations under this Agreement, each of FBR and the Holders, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including the rights granted in Section 2(f) hereof and recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Subject to Section 7, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning at least a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 11(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding; provided, further, however, that for purposes of this Section 11(b), other than the Management Holders and any other directors and executive officers of the Company, the other Holders holding Registrable Shares through Sutherland REIT Holdings, LP, Sutherland OP Holdings I, Ltd., and Sutherland OP Holdings II, Ltd. shall not be deemed to be Affiliates of the Company; provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 8 hereof that would have the effect of extending the sixty (60) or one hundred eighty (180) day stand-off periods referenced therein must be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the

Company; provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from Section 3(b) hereof must be approved by 66.% of the shares of the Company’s common stock voting on the matter of the amendment at a meeting of the Holders following procedures for stockholders’ meetings that are outlined in the Company’s bylaws.  Except with respect to the penultimate proviso in the foregoing sentence, no amendment shall be deemed effective unless it applies uniformly to all Holders.  Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this Section 11(b).

(c)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier, or registered or certified mail, return receipt requested:

(i)                                     if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company;

(ii)                                  if to the Company, at the offices of the Company at Sutherland Asset Management Corporation, 1140 Avenue of the Americas, 7th Floor, New York, New York 10036, Attention: Kenneth Nick (facsimile: 212-257-4699); with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Jay Bernstein (facsimile: 212-8788375); and

(iii)                               if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Gavin Beske, Esq. (facsimile: 703-469-1012); with copy to Greenberg Traurig, LLP, 1840 Century Park East, Suite 1900, Los Angeles, California 90067, Attention: Mark Kelson (facsimile: 310-586-0556).

(d)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders.  The Company agrees that FBR shall be a third party beneficiary to the agreements made hereunder by the Participants and the Company, and FBR shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(e)                                  Counterparts.  This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                                   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)                                  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, CONSISTENT WITH SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

(h)                                 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)                                     Entire Agreement.  This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein and therein.

(j)                                    Registrable Shares Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company, its Affiliates, Management Holders or “executive officers” (as defined in Rule 405) of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage; provided, however, that for purposes of this Section 11(j), other than the Management Holders and any other directors and executive officers of the Company, the other Holders holding Registrable Shares through Sutherland REIT Holdings, LP, Sutherland OP Holdings I, Ltd., and Sutherland OP Holdings II, Ltd. shall not be deemed to be Affiliates of the Company.

(k)                                 Adjustment for Stock Splits, etc.  Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l)                                     Survival.  This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement.  The indemnification and contribution obligations under Section 7 hereof shall survive the termination of the Company’s obligations under Section 2 hereof.

(m)                             Attorneys’ Fees.  In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

(n)                                 Actions by Holders and Stockholders.  Any approvals, consents, waivers or other actions of Holders or stockholders of the Company contemplated hereunder may be obtained by vote at a meeting or by written consent.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola
Name: Paul Dellisola
Title: Senior Managing Director

WATERFALL ASSET MANAGEMENT, LLC

By:	/s/ Thomas E. Capasse
Name: Thomas E. Capasse
Title: Authorized Person

MANAGEMENT HOLDERS

By:	/s/ Thomas E. Capasse
Name: Thomas E. Capasse

By:	/s/ Jack J. Ross
Name: Jack J. Ross

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst

[Signature Page to Registration Rights Agreement]